Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Bruce Elliott, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the quarterly report on Form 10-Q of ICOX Innovations Inc. for the period ended June 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ICOX Innovations Inc.

August 12, 2019

/s/ Bruce Elliott
Bruce Elliott
President
(Principal Executive Officer)